Exhibit 10.22

                               CELADON GROUP, INC.
              AMENDMENT TO SEPARATION AGREEMENT DATED MARCH 3, 2000
                         DATED AS OF SEPTEMBER 30, 2001


The following modification will be applied to the base salary clause of the original agreement dated March 3, 2000 between Paul Will and Celadon Group, Inc.

Any subsequent salary increases will not apply to the aforementioned separation agreement. The employee's annual salary, which was $135,000 as of March 3, 2000, will automatically increase for purposes of the defined base salary calculation within the separation agreement by 5% each year beginning March 3, 2001 and continue increasing by 5% each year thereafter. However, the defined base salary will never be less than $155,000.

Any stock option grants issued subsequent to the date of this amendment agreement will not apply to the aforementioned separation agreement. Any stock option grants issued subsequent to the date of this amendment agreement will vest in the normal course per the individual stock option agreement and will not be accelerated if the employee separates his employment from the Company.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                    EMPLOYEE


                                    /s/ Paul Will
                                    --------------------------------------------
                                    By:  Paul Will
                                    Executive Vice President


                                    CELADON GROUP, INC.


                                    /s/ Stephen Russell
                                    --------------------------------------------
                                    By:  Stephen Russell
                                    Chief Executive Officer